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                           EXHIBIT 23
                           ----------





               CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44563) of DeVry Inc. of our report dated August 15, 2003 (except for Note 13, as to which the date is September 3, 2003) relating to the financial statements and financial statement schedule, which appears in this Form 10-K.





PricewaterhouseCoopers LLP
Chicago, Illinois
September 26, 2003